UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 11, 2014

Commission file number 001-11602

APPLIED NANOTECH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0273345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758
(Address of principal executive offices) (Zip Code)

(512) 339-5020

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On March 10, 2014, Applied Nanotech Holdings, Inc., a Texas corporation (the “Company”), together with its wholly owned direct subsidiaries PEN INC, a Delaware corporation (“PEN”) and NanoMerger Sub Inc., a Delaware corporation (“Merger Sub”) entered into an Agreement and Plan of Merger and Exchange (the “Merger Agreement”) with NanoHolding Inc. (“Nano”) and Carl Zeiss, Inc. (“Zeiss”), pursuant to which, subject to the terms and conditions of the Merger Agreement, the Company will merge with and into PEN and Nano will merge with and into Merger Sub and become a wholly-owned subsidiary of PEN (the “Merger”), immediately thereafter Zeiss will exchange its interest in Nano’s subsidiary for stock in PEN. The Company provides nanotechnology research and development services and Nano’s subsidiary Nanofilm Ltd. (“Nanofilm”) is a private company with a leading market position for specialty optical coatings, cleaners and nano-composite products. Upon completion of the Merger, current stockholders of the Company and holders of certain debt convertible into the Company’s common stock are expected to receive approximately 38% of PEN’s outstanding common stock and stockholders of Nano and Zeiss are expected to receive approximately 62% of PEN’s outstanding common stock as discussed below.

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to such time (other than shares owned by shareholders who have properly exercised and perfected their rights of dissent and appraisal under Texas law) will be automatically converted into the right to receive one share of PEN’s Class A common stock. This conversion ratio is fixed and will not be adjusted for changes in the market value of Company common stock or Nano.

At the effective time of the Merger, each share of Nano stock issued and outstanding immediately prior to the effective time of the Merger (other than stock of holders who have properly exercised and perfected their rights of dissent and appraisal under Delaware law) will be converted into the right to receive PEN common stock. Zeiss will exchange its ownership in Nanofilm for PEN stock. Together the stockholders of Nano (other than dissenting holders) and Zeiss will own approximately 62% of PEN common stock. The exchange ratio depends on, among other things, the number of Company shares outstanding at the time of the Merger and exchange, but it will not be adjusted for changes in the market value of Company common stock, Nano common stock or the Zeiss interest in Nanofilm.

Under the Merger Agreement, shares of Nano’s Class A common stock will be exchanged for shares of PEN’s Class A common stock that entitle the holder to one vote per share. Shares of Nano’s Class B common stock will be exchanged for shares of PEN’s Class B common stock that entitle the holder to 100 votes per share. Scott Rickert, Ph.D. who will become the chief executive officer of PEN upon completion of the Merger, will own or control all of the shares of the Class B common stock. If Class B common stock is no longer controlled by the Rickert family, it automatically converts to Class A common stock. Each share of Class B common stock is also convertible into one share of Class A common stock at any time at the option of the holder. The Zeiss Class Z membership interest in Nanofilm will be exchanged for shares of PEN’s Class Z common stock. The Class Z common stock holders will have no voting rights, but Zeiss, as the holder of the Class Z common stock will be entitled to nominate one person to the PEN board of directors. Class Z common stock has antidilutive rights that permit its holders to maintain their economic ownership percentage. If Class Z common stock is transferred out of the Zeiss control group, it automatically converts into Class A common stock and, if Zeiss sells more than half of the stock it acquires in the exchange, all the Class Z common stock converts into Class A common stock. In addition, each share of Class Z common stock is convertible into one share of Class A common stock at any time at the option of the holder.

Fully diluted Company common stock will be calculated immediately before the effective time of the merger of Nano with MergerSub and will include the sum of: the number of the Company’s shares outstanding, plus the total number of Company’s shares reserved for issuance upon the exercise of any convertible instrument or right to receive the Company’s common stock other than the options to purchase 5,908,000 shares which shall be excluded, but including any potential warrant exercise, plus the number of shares required for conversion of the Company’s debt pursuant to the Convertible Debt Agreement Amendments described below, plus the number of the Company’s shares of common stock issued or reserved pursuant to amended compensation agreements with its President and Chief Financial Officer, plus the number of shares of the Company’s common stock issued or reserved for issuance pursuant to the Voting and Conversion Agreement described in the next paragraph and for the “merger fee” payable to the Special Committee of the Company’s board of directors.

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To induce Nano to enter into the Merger Agreement the Company has also entered into (i) a Voting and Conversion Agreement with each of the Directors of the Company other than Mr. Li the representative of Sichuan Anxian Yinhee Chemical and Construction Company. It is expected that Mr. Li and the company he represents will also execute the Voting and Conversion Agreement. This agreement requires each of the parties to vote in favor of the approval of the Merger Agreement and conversion of accrued director’s fees owed to the non-employee Directors of the Company into shares of PEN Class A common stock at the time of the Merger; and (ii) amended compensation arrangements with Zvi Yaniv, Ph. D., the Company’s President and Douglas Baker, its Chief Financial Officer, described under item 5.02 below

Prior to the consummation of the Merger, the Company intends to enter into Convertible Debt Agreement Amendments with all holders of the Company’s convertible debt that will not be paid in full prior to the Merger. The proposed amendment will require these debt holders to, among other things, convert the Company debt they hold at the time of the Merger into shares of PEN’s Class A Common Stock. The shares issued upon conversion of this debt will count in the Fully Diluted shares of PEN common stock in calculating the shares to be received by stockholders of Nano and by Zeiss. Prior to the Merger, the Company’s directors who are appointed to the board of directors of PEN will each enter into a Lock-Up Agreement restricting the sale of the PEN common stock they own for a period of six months.

The Merger Agreement provides that, at the effective time of the Merger, Dr. Rickert, the chief executive officer of NanoFilm will be appointed as the chief executive officer of PEN. Dr. Yaniv will be appointed as Vice President of Strategic Innovation of PEN. Also, at the effective time of the Merger, Bruce Vereecken, the chief financial officer of NanoFilm will become the chief financial officer of PEN. Mr. Baker, the Company’s current chief financial officer will remain as a consultant to PEN.

The board of directors of the combined company will be comprised of seven members. Three independent directors will be designated by the Company: Ronald J. Berman, Dr. Robert Ronstadt and Howard Westerman. Four directors will be designated by Nano: Douglas Q. Holmes, Jeanne M. Rickert, Scott E. Rickert and, the Zeiss nominee who is James Sharp. In addition, for a period of one year after the closing of the Merger, the Company has the right to designate an observer to the board of directors and has designated Paul Rocheleau to that role. Following completion of the Merger, the combined company will continue with operations in Valley View, Ohio and Austin, Texas and the business of the Company and the business of NanoFilm will continue to operate under their existing names.

The board of directors of the Company, PEN, MergerSub, and Nano have approved the Merger Agreement, and each board of directors has voted to recommend that stockholders adopt the Merger Agreement. Zeiss has also approved the Merger Agreement.

Consummation of the Merger is subject to certain conditions, including (i) approval by the holders of at least a majority of the Company’s common stock, (ii) payment or conversion of all Company debt that is convertible into its equity securities (exclusive of the any securities issued as part of the Bridge Financing), and (iii) the absence of any law restraining, enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger and the exchange is subject to certain other conditions including (a) the accuracy of the other parties’ representations and warranties (subject to customary materiality qualifiers) and (b) the other parties’ material compliance with its covenants and agreements contained in the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to closing in accordance with certain parameters, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining shareholder approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to shareholder approval of the Merger, the Company’s Board may, under certain circumstances, provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Board of Directors has determined is, or could reasonably be expected to result in, a “Superior Proposal” (as defined in the Merger Agreement).

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The Merger Agreement contains certain termination rights for both the Company and Nano, including if the Merger is not completed on or before July 31, 2014.

The foregoing summary of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and the foregoing summary of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Nano, Zeiss or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Nano or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company or Nano.

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, Mr. Baker tendered his resignation as the Company’s chief financial officer and as a Director effective March 15, 2014. Mr. Baker has agreed to act as a consultant to the Company for a period of up to one year on an as needed basis. In that connection, the Company has issued to Mr. Baker its promissory note for $75,000 that the Company must pay on the earlier of the time of the Merger or December 31, 2014. This note can be paid by delivery of 1,500,000 shares of the Company’s common stock (or, if the Merger has occurred, PEN Class A common stock). The Company has also entered into a Stock Grant Agreement with Mr. Baker providing for the issuance of up to 3,289,580 additional shares of PEN Class A common stock on three grant dates, the latest being January 31, 2015, and has entered into a Piggyback Registration Rights Agreement with Mr. Baker that, subject to other customary terms and conditions, will permit him to include shares acquired under the note and under the stock grant agreement in a registration statement filed by the Company if the Company registers its stock under the Securities Act of 1933. Mr. Baker and the Company have also entered into a Termination Agreement with mutual releases as part of these agreements.

On March 10, 2014 in connection with the Merger Agreement the Company and Dr. Yaniv entered into a letter agreement setting forth amended compensation arrangements and the terms of his continued employment with the Company after the Merger. At the time of the Merger, Dr. Yaniv will become Vice President of Strategic Innovation for the Company reporting to Dr. Rickert. This amendment will include mutual releases and a grant of 6,800,000 shares of PEN’s Class A Common Stock, subject to forfeiture restrictions that are set out in a Restricted Stock Agreement attached to the letter agreement. Dr. Yaniv will also be entitled to piggyback registration rights that will allow him, subject to other customary terms and conditions, to register the recently awarded shares when they are no longer subject to forfeiture if the Company is registering its stock.

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Item 7.01	Regulation FD Disclosure.

On March 11, 2014 we issued a joint press release with Nano regarding the execution of the Merger Agreement and our proposed business combination.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger and Exchange, dated as of March 10, 2014, by and among Applied Nanotech Holdings, Inc., PEN INC., NanoMerger Sub Inc., NanoHolding Inc, and Carl Zeiss, Inc. (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).
10.1	Voting and Conversion Agreement, dated March 10, 2014 among the Company, Doug Baker, Ronald Berman, Paul Rocheleau, Robert Ronstadt, Howard Westerman, and Zvi Yaniv (furnished herewith).
10.2	Separation and Release Agreement, dated March 10, 2014, between Douglas P. Baker and the Company (furnished herewith).
10.3	Consulting Agreement, dated March 10, 2014, between Douglas P. Baker and the Company (furnished herewith).
10.4	Promissory Note, dated March 10, 2014 issued by the Company to Douglas P. Baker (furnished herewith).
10.5	Stock Grant Agreement, dated March 10, 2014, between Douglas P. Baker and the Company (furnished herewith).
10.6	Piggyback Registration Rights Agreement, dated March 10, 2014, between Douglas P. Baker and the Company (furnished herewith).
10.7	Letter Agreement, dated March 10, 2014, between the Company and Dr. Zvi Yaniv together with its Annexes, the Termination of Employment Agreement and Mutual Releases, Restricted Stock Agreement, and PiggyBack Registration Rights Agreement (furnished herewith).
99.1	Joint Press Release of Applied Nanotech Holdings, Inc. and Nanofilm, Ltd. dated March 11, 2014 (furnished herewith).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the merger of APNT and Nanofilm discussed in this Form 8-K, we will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). OUR SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting our Investor Relations Department, 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758 (Telephone: (512) 339-5020). In addition, documents we filed with the SEC are available free of charge at the SEC’s web site at http://www.sec.gov and at our website www.appliednanotech.net under “Investor Information - SEC Filings.”

Our company and our directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger discussed in this Form 8-K. Information regarding our directors and executive officers is available in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 25, 2014, and the proxy statement and other relevant materials to be filed with the SEC in connection with these matters. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Nanotech Holdings, Inc.

Date: March 11, 2014	By:	/s/ Douglas P. Baker
Chief financial Officer

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